Exhibit 99.1

Press Release

Design Within Reach Announces Voluntary Delisting from Nasdaq

SAN FRANCISCO, CA, June 25, 2009 — Design Within Reach, Inc. (Nasdaq:DWRI) today announced that it has notified the NASDAQ Stock Market of its intent to delist its common stock from the NASDAQ Global Market. The Company currently anticipates that on July 6, 2009 it will file with the Securities and Exchange Commission and NASDAQ a Form 25 relating to the delisting of its common stock. The Company expects that trading in its common stock will be suspended by NASDAQ effective at the open of business on July 6, 2009, with official delisting of its common stock becoming effective ten days thereafter, on July 16, 2009.

Following the delisting, the Company’s common stock is expected to be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in the Company’s common stock. The Company currently does not intend to deregister its common stock with the Securities and Exchange Commission. It will continue to file periodic, quarterly and annual reports with the Securities and Exchange Commission.

The average daily trading volume of the Company’s common stock on NASDAQ for the last twelve months was approximately 18,014 shares, which is approximately 0.124% of the Company’s outstanding shares of common stock. The decision to delist has been reached as part of the Company’s overall strategy to conserve resources and improve cost-effectiveness as the benefits of maintaining a NASDAQ listing have declined. Considering the limited trading volume and low trading prices on NASDAQ, the Company has concluded a listing on NASDAQ does not justify the expense and administrative burden associated with maintaining such listing. The decision to voluntarily delist will eliminate listing fees and result in reduced expenses associated with compliance efforts, such as professional fees and administrative costs. The Company has also found limited capital available to it in the public equity markets and restrictions imposed on raising additional capital have proven challenging for the Company.

Although the Company has not received formal notice from NASDAQ that it has failed to comply with applicable NASDAQ continued listing standards, the Company faces a number of challenges in complying with the NASDAQ continued listing requirements going forward. The Company has struggled to maintain compliance with NASDAQ’s minimum required bid price of $1.00 per share. Given the Company’s need for additional working capital and its current market capitalization, it also believes that it may have difficulty maintaining compliance with NASDAQ’s minimum public float requirement.

About Design Within Reach, Inc.

Design Within Reach, Inc., founded in 1998 and headquartered in San Francisco, California, is an integrated multi-channel provider of distinctive modern design furnishings and accessories. The Company markets and sells its products to both residential and contract customers through 64 studios, two DWR:Tools for Living store and three DWR Annexes in the United States and Canada, its San Francisco-based phone sales team at (800) 944-2233 and www.dwr.com.

“Design Within Reach” is a registered trademark of Design Within Reach, Inc.

Forward Looking Statements

This press release includes forward-looking statements, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for Design Within Reach’s markets and the demand for its products. Factors that could cause Design Within Reach’s actual results to differ materially from these forward-looking statements including the following: we have recently revised our corporate strategy and our new strategy may not be successful; if we fail to offer merchandise that our customers find attractive, the demand for our products may be limited; the expansion of our studio operations could result in increased expenses with no guarantee of increased revenues; we do not have long-term vendor contracts and as a result we may not have continued or exclusive access to products that we sell; our business depends, in part, on factors affecting consumer spending that are not within our control; recent turmoil in the credit markets and the financial services industry may negatively impact our business, results of operations, financial condition, liquidity or market price of our common stock; we are subject to various risks and uncertainties that might affect our ability to procure quality merchandise from our vendors or receive favorable payment terms from our vendors; we rely on catalog-based marketing, which could have significant cost increases and could have unpredictable results; we must manage our online business successfully or our business will be adversely affected; we have made and will continue to make certain systems changes that might disrupt our supply chain operations and delay financial results; management has identified material weaknesses in internal controls over financial reporting; our failure to implement and maintain effective internal controls in our business could have a material adverse effect on our business, financial condition, results of operations and stock price; we may need additional financing and may not be able to obtain additional financing on favorable terms or at all, which could increase our costs, limit our ability to grow and dilute the ownership interests of existing stockholders; we may not manage our inventory levels successfully; changes in the value of the U.S. dollar relative to foreign currencies and any failure by us to adopt and implement an effective hedging strategy could adversely affect our operating results; we rely on foreign sources of production, which subjects us to various risks; we may fail to timely and effectively obtain shipments of product from our vendors and deliver merchandise to our customers; we face intense competition and if we are unable to compete effectively, we may not be able to achieve and maintain profitability; and our operating and financial performance in any given period might not meet the guidance that we have provided to the public and other risks detailed in our reports and filings with the Securities and Exchange Commission, including our latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which is available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein, and we caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Source: Design Within Reach, Inc.

Press Contact:

Design Within Reach, Inc.

Peggy Jacobs, 415-676-6528

pjacobs@dwr.com